*Certain portions of this exhibit have been omitted because they are not material and is the type of information that the company treats as private or confidential.

Exhibit 10.1

October 1, 2024

Andrew Gengos

Dear Andrew:

The purpose of this letter is to inform you that Athira Pharma, Inc. (the “Company”) is conducting a reduction in force. Accordingly, your employment with the Company is terminated effective October 1, 2024.

Your health insurance benefits will continue through October 31, 2024. Thereafter, you will have the right to continue your health insurance benefits under COBRA. You will be receiving COBRA notices and other relevant forms under separate cover.

In exchange for your execution of the enclosed Separation Agreement and Release (the “Separation Agreement”), the Company is offering to provide you with the consideration set forth in Section 1 of the Separation Agreement. Please review the enclosed Separation Agreement carefully, and feel free to ask any questions or to consult with your own attorney. Should you decide not to sign the Separation Agreement, you will receive only your final paycheck, and not the severance benefits described herein. If you do sign the Separation Agreement, please sign and return the agreement to me no later than November 15, 2024. You should not sign the Separation Agreement before your last day of employment.

In addition, regardless of whether you sign the Separation Agreement, you are required to continue to abide by the terms of the Company’s confidential information and invention assignment agreement (the “Confidentiality Agreement”) that you signed with the Company. A copy of the Confidentiality Agreement is enclosed with this letter. Please note that nothing in the Confidentiality Agreement limits or prohibits you from engaging in any Protected Activity, as defined in the enclosed proposed Separation Agreement.

You should also return promptly all Company property still in your possession, including any laptop or mobile phone (with the exception of the Company’s employee handbook and personnel records about yourself, which you may keep), and should ensure that you have returned and not retained all Company information from your personal devices and storage spaces, including all Company confidential information.

* * *

We regret that it is necessary to implement this reduction in force. It is Athira’s hope that the severance package offered to you will facilitate your transition to other satisfying and rewarding employment in the very near future.

Very truly yours,

Mark Litton

President and Chief Executive Officer

Enclosures:

Separation Agreement
Confidentiality Agreement

2

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Andrew Gengos (“Employee”) and Athira Pharma, Inc. (the “Company”) (jointly referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, Employee was employed at-will by the Company;

WHEREAS, Employee signed a At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company (the “Confidentiality Agreement”);

WHEREAS, Employee and the Company entered into a Change in Control and Severance Agreement dated May 18, 2023 (the “Severance Agreement”);

WHEREAS, Employee and the Company entered into an Indemnification Agreement dated May 18, 2023 (the “Indemnification Agreement”);

WHEREAS, Employee separated from employment with the Company effective October 1, 2024 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

Consideration. In consideration of, and contingent on, (i) Employee’s execution of this Agreement, (ii) this Agreement going into effect, and (iii) Employee’s fulfillment of all of its terms and conditions, the Company agrees as follows:

Separation Payment. The Company agrees to pay Employee a lump sum cash payment equal to nine (9) months of Employee’s base salary, for a total of Three Hundred Sixty-Three Thousand Seven Hundred Fifty Dollars ($363,750.00), less applicable withholdings. This payment will be made to Employee within ten (10) business days after the Effective Date of this Agreement.

COBRA Reimbursement. The Company shall reimburse Employee for the payments Employee makes for COBRA group health, dental and vision coverage for Employee and Employee’s eligible dependents (as applicable) following the Separation Date until the earliest of (i) nine (9) months following the Separation Date, (ii) the date Employee and Employee’s eligible dependents (as applicable) become covered under similar plans, and (iii) the expiration of Employee’s and any of Employee’s eligible dependents (as applicable) eligibility for continuation coverage under COBRA, provided Employee timely elects and pays for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA. COBRA reimbursements shall be made by the Company to Employee consistent with the Company’s normal expense reimbursement policy, provided that Employee submits documentation to the Company substantiating Employee’s payments for COBRA coverage. Notwithstanding the preceding, if the Company determines in its sole discretion that it cannot provide COBRA reimbursement benefits without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will instead provide the Employee a taxable payment in an amount equal to the monthly COBRA premium that the Employee would be required to pay to continue the Employee’s group health coverage in effect on the date of termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether the Employee elects COBRA continuation coverage and will commence in the month following the month of the Separation Date and continue for the period of months indicated in this paragraph.

Outplacement Stipend. The Company agrees to pay Employee an additional lump sum of Two Thousand Five Hundred Dollars ($2,500), less applicable withholdings, which is intended to help cover the costs of outplacement services elected by Employee, but which may be used by Employee for any purpose. This payment will be made to Employee within ten (10) business days after the Effective Date of this Agreement.

General. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed above, and that other than the consideration set forth in this Agreement, Employee is not and will not be entitled to any other severance payments or severance benefits from the Company (whether under the Severance Agreement or otherwise). For purposes of clarity, Employee will continue to be eligible for additional severance benefits under Section 3.2 of the Severance Agreement, subject to the terms and conditions of the Severance Agreement, including Section 3.4 thereof, solely in the event the Separation Date occurs during the period within one month prior to a Change in Control (as defined in the Severance Agreement) (such terms, the “CIC Severance Provisions”).

Stock. The Parties acknowledge that Employee has previously been granted the options to purchase shares of common stock of the Company as set forth in the table below (each, an “Option” and collectively, the “Options”), subject to the terms and conditions of the corresponding stock option agreement for such grant (each, a “Stock Option Agreement”) and the Company's 2020 Equity Incentive Plan (the “Plan”). The Parties agree that for purposes of determining the number of shares of common stock that Employee is entitled to purchase pursuant to the exercise of outstanding options, Employee will be considered to have vested only up to the Separation Date, and no further vesting shall occur after the Separation Date. Employee acknowledges that, as of the Separation Date, Employee will have vested in the number of shares subject to outstanding options as specified in the tables below (and no more). The exercise of Employee’s vested Options and shares, if any, shall continue to be governed by the terms and conditions of the applicable Stock Option Agreement and the Plan (collectively, the “Stock Agreements”). Except for the Options described herein, Employee acknowledges and agrees that Employee is not entitled to any capital stock, securities or other equity interests or any right to purchase or otherwise obtain shares of capital stock, securities or other equity interests of the Company or its affiliates.

Option Grants and Vesting

Date of grant	Number of shares vested and outstanding as of the Separation Date
May 18, 2023	177,777
February 14, 2024	40,833

Benefits. Employee’s Company-sponsored health insurance benefits shall cease no later than the last day of the month in which the Separation Date occurs (or such earlier date as may be required by applicable plan terms and conditions), subject to Employee’s right to continue Employee’s health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.

Payment of Compensation and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company and its agents have paid or provided (to the extent applicable to Employee) all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.

Release of Claims. Employee agrees that the consideration set forth in this Agreement represents settlement in full of all outstanding obligations owed to Employee by the Company, its parents, subsidiaries, and affiliates, and each of their respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, benefit plans, plan administrators, insurers, trustees, divisions, and predecessor and successor corporations and assigns, in each case in their capacities as such (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, the following, each as may be amended, and except as prohibited by law: Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the Immigration Reform and Control Act; the

Washington Law Against Discrimination (RCW ch. 49.60); the New Hampshire Protective Legislation Law; the New Hampshire Unemployment Compensation Law; the New Hampshire Uniform Trade Secrets Act; the New Hampshire Whistleblowers' Protection Act; the New Hampshire Minimum Wage Law; the New Hampshire Public Employee Labor Relations Act; the New Hampshire Dog and Horse Racing Employees Act; the New Hampshire Safety and Health of Employees Law; and the New Hampshire Law Against Discrimination;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with the “Arbitration” section below, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits, any right Employee may have to compensation under the payment of wages section of New Hampshire's Protective Legislation Law, and any claim Employee may have to employment leave under the New Hampshire Crime Victim Employment Leave Act. This release also does not extend to any rights Employee has or may have under the Indemnification Agreement, any applicable Directors & Officers Insurance Policy, or rights to indemnification under the Company’s organizational documents.

Acknowledgment of Waiver of Claims under ADEA. Employee understands and acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Agreement. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has forty-five (45) days within which to consider this Agreement; (c) as set forth in Exhibits A, B, and C herein, Employee has been advised in writing by the Company of the class, unit, or group of individuals covered by the reduction in force, the eligibility factors for the reduction in force, and the job titles and ages of all individuals who were and were not selected; (d) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (e) this Agreement shall not be effective until after the revocation period has expired; and (f) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 45-day period identified above, Employee hereby acknowledges that Employee has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date (the “Revocation Instructions”). The Parties agree that changes, whether material or immaterial, do not restart the running of the 45-day period.

Unknown Claims. Employee understands that Employee may later discover claims or facts that may be different from, or in addition to, those that Employee or any other Party now knows or believes to exist regarding the subject matter of the release contained in this Agreement, and which, if known at the time of signing this Agreement, may have materially affected this Agreement and Employee's decision to enter into it and grant the release contained herein. Employee acknowledges that Employee has been advised to consult with legal counsel and that Employee is hereby expressly waiving any rights Employee may have under any statute or principle of law providing that a general release of claims does not extend to such claims that the releasing party does not know or suspect to exist at the time of executing the release. Accordingly, Employee intends to fully, finally, and forever settle and release all claims that now exist, may exist, or previously existed, as set out in the release contained in this Agreement, whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. Employee hereby waives any right or claim that might arise as a result of such different or additional claims or facts.

No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

Application for Employment. Employee understands and agrees that Employee does not have a right to future employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company.

Trade Secrets and Confidential Information/Company Property. Employee acknowledges that, separate from this Agreement, Employee remains under continuing obligations to the Company under the Confidentiality Agreement. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company, including, but not limited to, all passwords to any software or other programs or data that Employee used in performing services for the Company.

Confidentiality. Subject to the “Protected Activity Not Prohibited” section below, Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”), and Employee agrees that Employee will not publicize, directly or indirectly, any Separation Information. Except as required by law, and subject to the “Protected Activity Not Prohibited” section below, Employee may disclose Separation Information only to Employee’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s counsel, and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties.

No Cooperation. Subject to the “Protected Activity Not Prohibited” section below, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or unless as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. Subject to the “Protected Activity Not Prohibited” section below, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

Nondisparagement. Subject to the “Protected Activity Not Prohibited” section below, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company’s human resources department.

Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any “Protected Activity,” which means filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Additionally, nothing in this Agreement constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Agreement shall be interpreted to impair or limit Employee’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Employee or the Company’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA. When engaging in any of the protected conduct described in this section, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company confidential information; provided, however, that such disclosures may be made to Government Agencies in connection with Protected Activity. For the sake of clarity, Company confidential information does not include information regarding working conditions, wages, benefits, or other terms and conditions of employment. Additionally, Employee understands that the protected conduct described herein does not include the disclosure of any Company attorney-client privileged communications or privileged attorney work product. Employee understands that nothing in the Confidentiality Agreement shall limit or prohibit Employee from engaging in any protected conduct set forth in this section. Finally, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law, provided, however, that the Company shall not recover One Hundred Dollars ($100.00) of the consideration already paid pursuant to this Agreement, and such amount shall serve as full and complete consideration for the promises and obligations assumed by Employee under this Agreement and the Confidentiality Agreement.

No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

Arbitration. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT (9 U.S.C. § 1, ET SEQ.) (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN THE COUNTY WHERE EMPLOYEE WAS EMPLOYED BY THE COMPANY AS OF THE SEPARATION DATE, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES, EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER New Hampshire’S RULES OF CIVIL PROCEDURE. THE PARTIES AGREE that the arbitrator shall issue a written decision on the merits. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER

PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Payments under this Agreement will be made no later than March 15, 2025. The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Releasees reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A.

Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company (including, without limitation, the Severance Agreement, with the exception of the CIC Severance Provisions), with the exception of the Confidentiality Agreement, the Indemnification Agreement, and the Stock Agreements.

No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

Governing Law. This Agreement shall be governed by the laws of the State of New Hampshire, without regard for choice-of-law provisions.

Effective Date. Employee understands that this Agreement shall be voidable by the Company if executed by Employee prior to the Separation Date or if not executed by Employee within the forty-five (45) day period set forth above (or, if later, by the Separation Date). Employee has seven (7) days after signing this Agreement to revoke it in accordance with the Revocation Instructions set forth above. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked before that date (the “Effective Date”).

Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

[The remainder of this page is intentionally left blank; signature page follows]

Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:

(a)
Employee has read this Agreement;
(b)
Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;
(c)
Employee understands the terms and consequences of this Agreement and of the releases it contains;
(d)
Employee is fully aware of the legal and binding effect of this Agreement; and
(e)
Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Andrew Gengos, an individual

Dated: October 2, 2024__ /s/ Andrew Gengos

Andrew Gengos

Athira Pharma, Inc.

Dated: October 3, 2024__ By: /s/ Mark Litton

Mark Litton

President and Chief Executive Officer

EXHIBIT A

DECISIONAL UNIT INFORMATION

The following information is provided under federal law to assist you in making a decision whether to sign this Separation Agreement and Release, and accept the severance benefits offered by the Company:

1. Decisional Unit. The decisional unit for this reduction is all of the Company's U.S.-based employees, with the exception of the Company’s Chief Executive Officer.

2. Eligibility. All persons included in the decisional unit are eligible for the program. All persons who are being terminated in the reduction in force are selected for the program.

3. How Long to Decide. You will have up to forty-five (45) days from the receipt of this Agreement in which to decide whether to sign this Agreement and return it to the Company (or, if the Separation Date is later than the end of the 45-day period, you will have until the Separation Date to sign this Agreement and return it to the Company). The offer of severance benefits contained in this Agreement will expire on November 15, 2024 or, if later, the Separation Date. Please note that once you have signed this Agreement, you will have seven (7) days to revoke your signature and acceptance of the terms of this Agreement.

4. Selection Information. Federal law provides certain information be given to you concerning individuals who were eligible and selected for the reduction in force and individuals who were eligible but not selected for the reduction in force. This information can be found in Exhibits B and C, which follow this Exhibit A.

1

EXHIBIT B

Job Titles and Ages of Individuals Not Selected from the Decisional Unit for this Reduction in Force

[*]

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EXHIBIT C

Job Titles and Ages of Individuals Selected from the Decisional Unit for this Reduction in Force and Offered Severance Benefits in Exchange for Signing a Separation Agreement and Release

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